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                                                            EXHIBIT 23.1




                   CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-51213) of The Penn Traffic Company of our report dated March 14, 1994 appearing on page 28 of this Form 10-K.




/s/ Price Waterhouse
    PRICE WATERHOUSE
    Pittsburgh, Pennsylvania
    April 29, 1994